UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐         Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting material Pursuant to §240.14a-12

Masimo Corporation

(Name of Registrant as Specified In Its Charter)

POLITAN CAPITAL MANAGEMENT LP
POLITAN CAPITAL MANAGEMENT GP LLC
POLITAN CAPITAL PARTNERS GP LLC
POLITAN CAPITAL NY LLC
POLITAN INTERMEDIATE LTD.
POLITAN CAPITAL PARTNERS MASTER FUND LP
POLITAN CAPITAL PARTNERS LP
POLITAN CAPITAL OFFSHORE PARTNERS LP
QUENTIN KOFFEY
MATTHEW HALL
AARON KAPITO
WILLIAM JELLISON

DARLENE SOLOMON

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Supplemental Proxy Materials

The disclosures in this filing are intended to supplement the disclosures that Politan Capital Management LP, a Delaware limited partnership (“Politan”), together with the other participants in the solicitation, previously made with respect to Masimo Corporation, a Delaware corporation (the “Company”) in its revised definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2024 (the “Updated Proxy Statement”) and certain definitive additional materials, including the supplemental proxy materials filed with the SEC on August 30, 2024 (together with the Updated Proxy Statement, the “Solicitation Materials”). These disclosures should be read in conjunction with the Solicitation Materials and the other filings Politan has submitted to the SEC with respect to the Company. To the extent that the information set forth herein differs from or updates information contained in the Solicitation Materials, the information set forth herein shall supersede or supplement the information in the Solicitation Materials. Defined terms used but not defined herein have the meanings set forth in the Updated Proxy Statement.

As previously disclosed, on July 15, 2024, the Company initiated an action against Politan and certain other parties in the United States District Court for the Central District of California (the “Litigation”). In the Litigation, the Company alleges that certain statements in Politan’s proxy statements are false or misleading under Section 14(a) and Rule 14a-9. To moot any issue in advance of the 2024 Annual Meeting on September 19, 2024, Politan makes the following amendments and supplemental disclosures.

Page 10 of the June 21, 2024 definitive proxy statement and page 12 of the August 6, 2024 Updated Proxy Statement state: “On March 11, 2024 the Special Committee unanimously agreed to send a revised term sheet that rejected the terms that Mr. Kiani had proposed and instead reflected the Special Committee’s independent position on the separation transaction to Mr. Kiani.”

The above is supplemented with the following: As discussed in the Updated Proxy Statement, prior to the formation of the Special Committee, Mr. Kiani and Mr. Koffey exchanged initial term sheets concerning a potential spin-off transaction (the “Initial Term Sheets”). Neither Initial Term Sheet was agreed to by either party. Mr. Koffey provided the Initial Term Sheets to the Special Committee’s advisors, Sullivan & Cromwell and Centerview. Centerview advised the Special Committee members they should focus on what each member felt was in stockholders’ best interests, without regard to the prior proposed term sheets. Accordingly, Mr. Koffey did not distribute the Initial Term Sheets to the other members of the Special Committee and, as far as Politan knows, the other Special Committee members followed Centerview’s advice and did not request to see the Initial Term Sheets. However, Politan believes the Special Committee members learned the key terms that Mr. Kiani proposed in the Initial Term Sheets through discussions with the advisors and among Board members, including at the February 13, 2024 Board meeting. In addition, at Special Committee meetings, members of the Special Committee asked its advisors to evaluate certain terms that Mr. Kiani had proposed—such as the assignment or licensing of the Company’s intellectual property to the spun-off entity. Centerview advised the Special Committee that the intellectual property separation proposed by Mr. Kiani would create a negative overhang on the value of the Company and render the separation a negative event for shareholders. Therefore, Mr. Koffey believes that the Special Committee was aware of the key terms that Mr. Kiani previously had proposed and thereby rejected them by virtue of sending the March 11 term sheet.

Page 15 of Politan’s July 2024 Investor Presentation entitled “Correcting the Record” states: “The Company does not deny that Mr. Kiani entered into a confidentiality agreement with a JV counterparty without informing the Board nor that he signed a term sheet with the counterparty without providing any information to the Board, not even the name of the counterparty.”

The above is supplemented with the following: Any discussion of specific terms of the proposed JV that may have occurred at the April 30 Board meeting was provided only orally and was inadequate for the Board to provide oversight of the proposed transaction. There was no description of how key corporate assets such as intellectual property would be allocated, the Board was not informed of such basic information as the counterparty’s name, no draft term sheet or description of a term sheet was circulated, and the Board was not made aware that Mr. Kiani would sign a term sheet only one week later. Politan hereby revises the phrase “any information” in the above quoted paragraph to “what Mr. Koffey believed to be any adequate information.”

Page 6 of the June 21, 2024 definitive proxy statement and pages 7-8 of the August 6, 2024 Updated Proxy Statement state: “On Saturday, June 24, 2023, the Board met to delegate authority to Mr. Kiani to pursue and carry out a sale of the entire Company without any obligation to provide process updates to the Board or to obtain any additional Board approvals to retain financial or other advisors … Ultimately in January 2024, Mr. Kiani told the full Board that he was unable to find a deal on what he considered to be satisfactory terms. To date, the 2023 Newly-Elected Directors have still not been told what terms Mr. Kiani was seeking in the transaction.”

On August 30, 2024, Politan supplemented these statements with the following statement: “On June 24, 2023, the Board delegated authority to Kiani and management to work with Morgan Stanley on exploring strategic transaction options, including the solicitation of potential third party bids, and authorized management to retain additional advisors.”

The above is supplemented with the following: Politan does not believe that the Board granted Mr. Kiani the power to sell the Company without the Board’s approval, as well Politan is not aware of Mr. Kiani receiving or rejecting specific offers. The foregoing statements are intended to describe the Board’s inadequate visibility into the sale process that Mr. Kiani led and Mr. Kiani’s inadequate communication with the Board regarding the process.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Politan and the other Participants (as defined below) have filed a definitive proxy statement and accompanying WHITE universal proxy card or voting instruction form with the Securities and Exchange Commission (the “SEC”) to be used to solicit proxies for, among other matters, the election of its slate of director nominees at the 2024 annual stockholders meeting (the “2024 Annual Meeting”) of Masimo Corporation, a Delaware corporation (“Masimo”). Shortly after filing its definitive proxy statement with the SEC, Politan furnished the definitive proxy statement and accompanying WHITE universal proxy card or voting instruction form to some or all of the stockholders entitled to vote at the 2024 Annual Meeting.

The participants in the proxy solicitation are Politan, Politan Capital Management GP LLC (“Politan Management”), Politan Capital Partners GP LLC (“Politan GP”), Politan Capital NY LLC (the “Record Stockholder”), Politan Intermediate Ltd., Politan Capital Partners Master Fund LP (“Politan Master Fund”), Politan Capital Partners LP (“Politan LP”), Politan Capital Offshore Partners LP (“Politan Offshore” and, collectively with Politan Master Fund and Politan LP, the “Politan Funds”), Quentin Koffey, Matthew Hall, Aaron Kapito (all of the foregoing persons, collectively, the “Politan Parties”), William Jellison and Darlene Solomon (such individuals, collectively with the Politan Parties, the “Participants”).

As of the date hereof, the Politan Parties in this solicitation collectively own an aggregate of 4,713,518 shares (the “Politan Group Shares”) of common stock, par value $0.001 per share, of Masimo (the “Common Stock”). Mr. Koffey may be deemed to own an aggregate of 4,714,746 shares of Common Stock (the “Koffey Shares”), which consists of 1,228 restricted stock units that vested on June 26, 2024 as well as the Politan Group Shares. Politan, as the investment adviser to the Politan Funds, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Politan Group Shares, and, therefore, Politan may be deemed to be the beneficial owner of all of the Politan Group Shares. The Record Stockholder is the direct and record owner of 1,000 shares of Common Stock that comprise part of the Politan Group Shares. Both the Politan Group Shares and the Koffey Shares represent approximately 8.9% of the outstanding shares of Common Stock based on 53,478,694 shares of Common Stock outstanding as of August 12, 2024, as reported in Masimo’s revised definitive proxy statement filed on August 15, 2024. As the general partner of Politan, Politan Management may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Group Shares and, therefore, Politan Management may be deemed to be the beneficial owner of all of the Politan Group Shares. As the general partner of the Politan Funds, Politan GP may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) all of the Politan Group Shares, and therefore Politan GP may be deemed to be the beneficial owner of all of the Politan Group Shares. Mr. Koffey, including by virtue of his position as the Managing Partner and Chief Investment Officer of Politan and as the Managing Member of Politan Management and Politan GP, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) all of the Koffey Shares.

IMPORTANT INFORMATION AND WHERE TO FIND IT

POLITAN STRONGLY ADVISES ALL STOCKHOLDERS OF MASIMO TO READ ITS DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT AND OTHER PROXY MATERIALS FILED BY POLITAN WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS ARE ALSO AVAILABLE ON THE SEC WEBSITE, FREE OF CHARGE, OR BY DIRECTING A REQUEST TO THE PARTICIPANTS’ PROXY SOLICITOR, D.F. KING & CO., INC., 48 WALL STREET, 22ND FLOOR, NEW YORK, NEW YORK 10005. STOCKHOLDERS CAN CALL TOLL-FREE: (888) 628-8208.

Investor Contact

D.F. King & Co., Inc.

Edward McCarthy / Gordon Algernon / Dan Decea

MASI@dfking.com

Media Contacts

Dan Zacchei / Joe Germani

Longacre Square Partners

dzacchei@longacresquare.com / jgermani@longacresquare.com